Exhibit 99.1

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:

Tom Ryan Investor Relations Advisor ph: 203.682.8200 fax: 203.682.8201	Mark L. Yoseloff, Ph.D., Chairman and CEO Richard Baldwin, Senior Vice President and CFO ph: 702.897.7150 fax: 702.270.5161

SHUFFLE MASTER, INC. REPORTS RESTATEMENT OF FISCAL 2006 AND
PROVIDES BUSINESS UPDATE REGARDING FIRST QUARTER 2007 RESULTS

LAS VEGAS . . Monday, March 12, 2007 . . . Shuffle Master, Inc. (NASDAQ Global Select Market:  SHFL) today announced that on March 9, 2007, the audit committee of the board of directors of the Company, in consultation with management, concluded that our previously issued audited financial statements as of and for the twelve-month period ended October 31, 2006 and the unaudited selected quarterly financial information for the three-months ended October 31, 2006, should be restated because of an error.

We discovered the error referenced above in conjunction with the preparation of our quarterly financial statements for the three-month period ended January 31, 2007.  The error resulted from the inadvertent failure to eliminate inter-company profit on inventory that we purchased from our wholly-owned subsidiary Casinos Austria Research & Development GmbH & Co KG (“CARD”), resulting in a $1.6 million overstatement of inventory as of October 31, 2006 and a $1.2 million overstatement of our net income from continuing operations for the three-month and twelve-month periods ended October 31, 2006.

On October 31, 2006, CARD shipped shufflers to us and correctly recorded the intercompany sale pursuant to our transfer pricing policy.  As the shufflers were en route from Vienna on October 31, 2006 and had not yet been received in Las Vegas, the inventory was accrued at the appropriate cost as defined in our transfer pricing policy; however, the remaining inter-company inventory profit was inadvertently not eliminated.

We are diligently preparing an amendment to our annual report on Form 10-K for the fiscal year ended October 31, 2006.  As a result of this restatement, we expect to amend our annual report on Form 10-K for the period ended October 31, 2006 and to file an amendment thereto as soon as possible.  As part of the restatement process, the Company will also record certain other adjustments for the periods being restated which previously had been considered immaterial and the Company will assess any other potential items for correction as warranted.  The Company and the audit committee have discussed these matters with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

First Quarter Fiscal 2007 Update

As a result of the restatement discussed above and the time required to amend our annual report on Form 10-K for the year ended October 31, 2006, we cannot file our quarterly report on Form 10-Q for the quarter ended January 31, 2007 within the time period prescribed by Rule 13a-13 of the Securities Exchange Act of 1934.  We plan to file our quarterly report on Form 10-Q for the three-month period ended January 31, 2007 as soon as practicable subsequent to the filing of our amended annual report for the year ended October 31, 2006, but do not currently expect such quarterly filing to occur before the fifth calendar day following such report’s original due date.

Although we are still in the process of finalizing our 10-Q for the quarter ended January 31, 2007, based on current information, we expect the following financial results for the quarter:

•                  Revenue of $37.3 million, in-line with previously communicated range of $35.0 - $38.0 million on February 27, 2007.

•                  Adjusted EBITDA totaling $10.6 million.

•                  GAAP earnings per share from continuing operations totaling $0.05.

Significant first quarter highlights are expected to include:

•                  Total shuffler installed base increasing 18% to 22,815.

•                  Third generation MD2 and one2six shuffler installed base increasing 149% to 2,540 and 50% to 3,853, respectively.

•                  Total proprietary table game installed base increasing 16% to 4,387.

•                  The installed base for Three Card Poker and Ultimate Texas Hold’em, the Company’s fastest growing table game, increasing 9% to 1,369 and 397% to 169, respectively.

•                  Successfully completed the Delaware Table Master installation of 270 seats, which helped increase our electronic table game installed base to approximately 5,000 seats.

•                  Vegas Star and Rapid Games installed base increasing 29% and 31%, respectively, since the Stargames acquisition on February 1, 2006.

•                  Electronic table game revenue of $5.5 million increasing 110% over last year and 30% over the immediately preceding quarter.

Mark L. Yoseloff, Chairman and Chief Executive Officer commented, “We are disappointed in our preliminary results for the first quarter and are working to address the various short-term issues that have adversely affected our financial performance.  In that regard, we continue to evaluate all of our business segments in an effort to maximize long-term revenue growth and improve operating margins.  As previously communicated, this evaluation is under way and we expect to present some concrete solutions in the near future.  Notwithstanding our short-term issues, our products continue to gain acceptance worldwide and with the proper strategy and execution, our financial results should continue to show steady improvement throughout fiscal 2007 and beyond.”

Shuffle Master, Inc. will hold a conference call on Tuesday, March 13, 2007 at 8:30 AM Eastern Time to discuss the matters outlined above.  The domestic toll-free dial-in number for the call is (877) 407-9039, and the international dial-in number is (201) 689-8359; request “Shuffle

Master’s Business Update Conference Call.”  The call will also be webcast by CCBN and can be accessed at Shuffle Master’s web site www.shufflemaster.com.  Immediately following the call and through March 20, 2007, a playback can be heard 24-hours a day by dialing (201) 612-7415; account number is 3055; conference I.D. number is 234026.

Further detail and analysis of the Company’s financial results for the first quarter ended January 31, 2007, will be included in its Quarterly Report on Form 10-Q.  The information contained in this press release is presented based on the assumption that the restatement of our financial statements for the fiscal year ended October 31, 2006 will not have any impact on our financial statements as of and for the periods ended January 31, 2007 and January 31, 2006.  Neither our audit committee nor management has any knowledge of any further material errors in our financial statements for these periods or for any other periods, except for certain adjustments for the periods being restated which previously had been considered immaterial.  However, in the process of restating our financial statements for the fiscal year ended October 31, 2006, we may discover other errors which may have an impact on our reports for that fiscal year, prior fiscal years or for all or a portion of the fiscal year ending October 31, 2007.

Shuffle Master, Inc. is a gaming supply company specializing in providing its casino customers Utility Products, including automatic card shufflers, roulette chip sorters and intelligent table system modules, to improve their profitability, productivity and security, and Entertainment Products, including live proprietary table games, electronic multi-player table game platforms, traditional video slot machines for select markets, live table game tournaments and wireless gaming solutions to expand their gaming entertainment content. The Company is included in the S&P Smallcap 600 Index. Information about the Company and its products can be found on the Internet at www.shufflemaster.com.

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This release contains forward-looking statements that are based on management’s current beliefs and expectations about future events, as well as on assumptions made by and information available to management. The Company considers such statements to be made under the safe harbor created by the federal securities laws to which it is subject, and assumes no obligation to update or supplement such statements. Forward-looking statements reflect and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Risk factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: changes in the level of consumer or commercial acceptance of the Company’s existing products and new products as introduced; increased competition from existing and new products for floor space in casinos; acceleration and/or deceleration of various product development, promotion and distribution schedules; product performance issues; higher than expected manufacturing, service, selling, legal, administrative, product development, promotion and/or distribution costs; changes in the Company’s business systems or in technologies affecting the Company’s products or operations; reliance on strategic relationships with distributors and technology and manufacturing vendors; current and/or future litigation, claims and costs or an adverse judicial finding; tax matters including changes in tax legislation or assessments by taxing authorities; acquisitions or divestitures by the Company or its competitors of various product lines or businesses and, in particular, integration of businesses that the Company may acquire; changes to the Company’s intellectual property portfolio, such as the issuance of new patents, new intellectual property licenses, loss of licenses, claims of infringement or invalidity of patents; regulatory and jurisdictional issues (e.g., technical requirements and changes, delays in obtaining necessary approvals, or changes in a jurisdiction’s regulatory scheme or approach, etc.) involving the Company and its products specifically or the gaming industry in general; general and casino industry economic conditions; the financial health of the Company’s casino and distributor customers, suppliers and distributors, both nationally and internationally; the Company’s ability to meet its debt service obligations, including the Company’s senior convertible notes and its senior secured revolving credit facility, which will depend on its future performance and other conditions or events and will be subject to many factors that are beyond the Company’s control; various risks related to the Company’s customers’ operations in countries outside the United States, including currency fluctuation risks, which could increase the volatility of the Company’s results from such operations; and the Company’s ability to successfully and economically integrate the operations of any acquired companies, such as Stargames. Additional information on these and other risk factors that could potentially affect the Company’s financial results may be found in documents filed by the Company with the Securities and Exchange Commission, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K.

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SHUFFLE MASTER, INC.

SUPPLEMENTAL DATA

(Unaudited, in thousands)

Three Months Ended
January 31,
2007

Reconciliation of income from continuing operations to Adjusted EBITDA:

Income from continuing operations	$1,951
Interest expense (income), net	1,499
Share-based compensation	1,441
Equity method investment loss	141
Provision for income taxes	623
Depreciation and amortization	4,920

Adjusted EBITDA from continuing operations (a)	$10,575

(a)                                 Adjusted EBITDA (defined as income from continuing operations before net interest, provision for income taxes, depreciation, amortization, share-based compensation, and equity method investment loss) is not a financial measure calculated in accordance with GAAP and should not be considered as an alternative to income from operations as a performance measure. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes it is a useful performance measure and widely used within its industry. Adjusted EBITDA is not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure for comparison.